Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SNYDER OIL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                           75-2306158
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          777 Main Street                    Peter E. Lorenzen
          Fort Worth, Texas  76102           777 Main Street
          (817) 338-4043                     Fort Worth, Texas  76102
     (Address, including zip code, and       (817) 882-5905
     telephone number, including area        (Name, address, including zip
     code, of registrant's principal         code and telephone number,
     executive offices)                      including area code, of agent
                                             for service)

       Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each              Proposed Maximum
Class of Securities        Aggregate                Amount of
To Be Registered           Offering Price (1)       Registration Fee (2)

Common Stock (par value       $1,567,000            $541
  $.01 per share)

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the Common Stock being registered on the date this Registration Statement becomes effective.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 14, 1995

PROSPECTUS

                                 139,288* Shares

                             SNYDER OIL CORPORATION

                                  Common Stock

          All the 139,288* shares of Common Stock, par value $0.01 per share ("Common Stock"), of Snyder Oil Corporation, a Delaware corporation (the "Company"), are offered by the selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders.

          It is expected that sales made pursuant to this Prospectus will be effected from time to time in transactions on the New York Stock Exchange, or other exchanges to which shares of the Company's Common Stock may be admitted for trading privileges or in the over-the-counter market or through underwriters or agents or otherwise at market prices obtainable at the time of sale or otherwise in privately negotiated transactions at prices determined by negotiation. See "Plan of Distribution." On November 13, 1995, the last reported sale price for the Company's Common Stock on the New York Stock Exchange was $11.25 per share.

          Any broker-dealers who participate in a sale of shares of the Common Stock may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them, and proceeds of any such sale as principals, may be deemed to be underwriting discounts and commissions under the Act.

          All expenses incurred in connection with the registration of the shares of Common Stock being offered hereby will be borne by the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is __________, 1995.
____________
          * Or such greater or lesser number of shares as shall have an aggregate value of $1,567,000, based on the closing price of the Company's stock on the New York Stock Exchange on the date of this Prospectus.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments, the "Registration Statement") on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, filed as a part of that Registration Statement, does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. In addition, certain documents filed by the Company with the Commission have been incorporated by reference. See "Incorporation of Certain Information by Reference." For further information regarding the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto and the documents incorporated therein by reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Common Stock of the Company is listed on the New York Stock Exchange.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;
     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and
     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 4, 1990.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the securities offered by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this

Prospectus incorporates. Written and oral requests for such copies should be addressed to Snyder Oil Corporation, 1625 Broadway, Suite 2200, Denver, Colorado 80202, Attention: Investor Relations, telephone (303) 592-8638, or to the Company's principal executive offices, 777 Main Street, Fort Worth, Texas, 76102, telephone (817) 338-4043.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

     This Prospectus covers the registration of an aggregate of up to 174,110* shares of Common Stock of the Company to be sold by the persons set forth below (the "Selling Stockholders").

     The table below sets forth the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each of the Selling Stockholders (including the shares of Common Stock registered hereby) and the number of shares of the Company's Common Stock registered hereby for the account of the Selling Stockholders. Assuming the sale of all the shares of Common Stock registered hereby, none of the Selling Stockholders will own any shares of the Common Stock after the completion of this offering.

                              Beneficial Ownership       Shares
                              Prior to Offering        Registered
                                                       and Being
Selling Stockholder           Shares**  Percent        Offered**

Baralonco Exploration, Inc.   58,284    .19%           58,284
NIPSCO Fuel Company, Inc.     81,004    .27%           81,004

____________
     ** Or such greater or lesser number of shares as shall have an aggregate value of $655,700 and $911,300, respectively, based on such closing price.

                              PLAN OF DISTRIBUTION

     Any distribution hereunder of the Common Stock by the Selling Stockholders may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time), (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the New York Stock Exchange or other exchanges on which shares of the Company's Common Stock may be admitted for trading privileges, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.
____________
     * Or such greater or lesser number of shares as shall have an aggregate value of $1,567,000, based on the closing price of the Company's stock on the New York Stock Exchange on the date of this Prospectus.

     Any such underwriters, brokers, dealers or agents, upon effecting the sale of the Common Stock, may be deemed "underwriters" as that term is defined by the Securities Act.

     Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.

     At the same time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Common Stock purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold hereunder in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold hereunder unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     Pursuant to Indemnification and Contribution Agreements, each dated as of September 15, 1995, between the Company and each Selling Stockholder (the "Indemnification and Contribution Agreements"), the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities arising under the Securities Act, and the Selling Stockholders have agreed to indemnify the Company, its directors, each of its officers who has signed the Registration Statement of which this Prospectus is a part, and each person who controls the Company, against certain liabilities, including liabilities arising under the Securities Act. In addition, pursuant to a Stock Purchase Agreement dated as of June 30, 1994 between the Company, DelMar Petroleum, Inc. and certain stockholders of DelMar Petroleum, Inc., the Selling Stockholders have agreed not to sell any Common Stock hereunder during certain "black out" periods not to exceed 135 days following notice from the Company (i) of its intent to proceed with a financing and that it has been advised by a recognized investment banking firm that the sale of Common Stock by the Selling Stockholders under this Registration Statement would adversely affect the Company's financing; or (ii) that such sale would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential as a result of a pending merger, consolidation, acquisition, disposition or other material development involving the Company.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered by this Prospectus and certain other legal matters will be passed upon for the Company Peter E. Lorenzen, Esq., Vice President-General Counsel of the Company. Mr. Lorenzen owns 10,000 shares of Common Stock and holds options to purchase 77,300 shares of Common Stock.

                                     EXPERTS

     The audited financial statements and schedules incorporated in this Prospectus by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

     The information incorporated in this Prospectus by reference regarding proved reserves and related future net revenues and the present value thereof is derived, as and to the extent described therein, from reserve reports and reserve report audits prepared by Netherland, Sewell & Associates, Inc., independent oil and gas consultants, and, to such extent, are incorporated by reference in reliance upon the authority of such firm as experts with respect to the matters contained in such reports and audits.

                             SNYDER OIL CORPORATION



                                 139,288* SHARES

                                  COMMON STOCK



                                   PROSPECTUS



     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, or incorporated herein by reference, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Common Stock to which it relates or an offer to sell or solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make such offer or solicitation to such jurisdiction.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

Item 14.  Other Expenses of Issuance and Distribution.

     Set forth below is an estimate of fees and expenses payable in connection with the issuance and distribution of the Common Stock:

     Registration                                 $  541
     Legal Fees and Expenses                       2,000
     Miscellaneous Fees and Expenses               1,000
                                                  ------
          Total                                   $3,541
                                                  ======
Item 15.  Indemnification of Directors and Officers.

     The Registrant is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law ("DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Article Ninth of the Certificate of Incorporation of the Registrant provides for mandatory indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL. Reference is made to the Certificate of Incorporation of the Registrant.

     Reference is also made to the indemnification provisions of the Indemnification and Contribution Agreements, the forms of which have been filed as Exhibits 99.2 and 99.3 hereto, under which the Selling Stockholders have agreed to indemnify the Registrant, its directors and officers and certain other persons against liabilities, including liabilities under the Securities Act, with respect to information furnished in writing to the Registrant for use in this Registration Statement.

     The Registrant has entered into indemnification agreements with each of its officers and directors and may in the future enter into such indemnification agreements with its directors, officers, employees and agents. Such indemnification agreements are intended to provide a contractual right to indemnification, to the extent permitted by law, for costs, expenses (including attorneys' fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status or decisions or actions in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth in DGCL or the Certificate of Incorporation of the Registrant. Such provisions are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the certificate of incorporation and Bylaws of the Registrant.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Registrant's Certificate of Incorporation contains such a provision.

     The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

Item 16.  Exhibits.

     4.1.1        -  Certificate of Incorporation of Registrant incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.2        -  Certificate of Amendment to Certificate of Incorporation
                     of Registrant filed February 9, 1990 incorporated by reference from Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.3        -  Certificate of Amendment to Certificate of Incorporation
                     of Registrant filed May 22, 1991 incorporated by reference from Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-43106).

     4.1.4        -  Certificate of Amendment to Certificate of Incorporation
                     of Registrant filed May 24, 1993 incorporated by reference from Exhibit 3.1.5 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1-10509).

     4.2          -  By-Laws of Registrant incorporated by reference from
                     Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     5.1          -  Opinion of Peter E. Lorenzen, Esq., Vice President and
                     General Counsel of the Registrant, as to legality of the securities registered hereby.*

     23.1         -  Consent of Arthur Andersen LLP*

     23.2         -  Consent of Netherland, Sewell, & Associates.*

     23.3         -  Consent of Peter E. Lorenzen, Esq., Vice President and
                     General Counsel, to the use of his opinion filed as
                     Exhibit 5.1 (set forth in his opinion filed as Exhibit
                     5.1).

     24.1         -  Powers of attorney (set forth on the signature page
                     hereof).

     99.1         -  Stock Purchase Agreement dated as of June 30, 1994 between
                     Snyder Oil Corporation, DelMar Petroleum, Inc. and certain Stockholders of DelMar Petroleum, Inc.*

     99.2         -  Indemnity and Contribution Agreement dated as of September
                     15, 1995 between Snyder Oil Corporation and Baralonco Exploration, Inc.*

     99.3         -  Indemnity and Contribution Agreement dated as of September
                     15, 1995 between Snyder Oil Corporation and NIPSCO Fuel Company, Inc.*

___________

*  Filed herewith.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on November 14, 1995.

                                   SNYDER OIL CORPORATION


                                   By:      /s/ John C. Snyder
                                         John C. Snyder, Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints John C. Snyder, Thomas J. Edelman, Rodney
L. Waller and Peter E. Lorenzen, and each of them, any one of whom may act without the joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

          Signature                       Title           Date


/s/ John C. Snyder        Director and Chairman        November 14, 1995
  John C. Snyder          (Principal Executive
                          Officer of Registrant)


/s/ Thomas J. Edelman     Director and President       November 14, 1995
 Thomas J. Edelman        (Principal Financial
                          Officer of Registrant)

                          Director and Executive       November 14, 1995
  John A. Fanning         Vice President


/s/ Roger W. Brittain     Director                     November 14, 1995
 Roger W. Brittain


/s/ John A. Hill          Director                     November 14, 1995
   John A. Hill

/s/ B.J. Kellenberger     Director                     November 14, 1995
 B.J. Kellenberger


/s/ John H. Lichtblau     Director                     November 14, 1995
 John H. Lichtblau


/s/ James E. McCormick    Director                     November 14, 1995
James E. McCormick


/s/ Alfred M. Micallef    Director                     November 14, 1995
Alfred M. Micallef


/s/ James H. Shonsey      Vice President and           November 14, 1995
 James H. Shonsey         Controller (Principal
                          Accounting Officer)

                                  EXHIBIT INDEX
      Exhibit
      Number                      Description

     4.1.1   -  Certificate of Incorporation of Registrant incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.2   -  Certificate of Amendment to Certificate of Incorporation of
                Registrant filed February 9, 1990 incorporated by reference from Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     4.1.3   -  Certificate of Amendment to Certificate of Incorporation of
                Registrant filed May 22, 1991 incorporated by reference from
                Exhibit 3.1.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-43106).

     4.1.4   -  Certificate of Amendment to Certificate of Incorporation of
                Registrant filed May 24, 1993 incorporated by reference from
                Exhibit 3.1.5 to the Registrant's Form 10-Q for the quarter ended June 30, 1993 (File No. 1-10509).

     4.2     -  By-Laws of Registrant incorporated by reference from Exhibit
                3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-33455).

     5.1     -  Opinion of Peter E. Lorenzen, Esq., Vice President and
                General Counsel of the Registrant, as to legality of the securities registered hereby.*

     23.1    -  Consent of Arthur Andersen LLP*

     23.2    -  Consent of Netherland, Sewell, & Associates.*

     23.3    -  Consent of Peter E. Lorenzen, Esq., Vice President and
                General Counsel, to the use of his opinion filed as Exhibit
                5.1 (set forth in his opinion filed as Exhibit 5.1).

     24.1    -  Powers of attorney (set forth on the signature page hereof).

     99.1    -  Stock Purchase Agreement dated as of June 30, 1994 between
                Snyder Oil Corporation, DelMar Petroleum, Inc. and certain Stockholders of DelMar Petroleum, Inc.*

     99.2    -  Indemnity and Contribution Agreement dated as of September
                15, 1995 between Snyder Oil Corporation and Baralonco
                Exploration,
                Inc.*

     99.3    -  Indemnity and Contribution Agreement dated as of September
                15, 1995 between Snyder Oil Corporation and NIPSCO Fuel Company, Inc.*

___________

*  Filed herewith.